                                                                    EXHIBIT 4(q)

                              CERTIFICATE OF TRUST
                                       OF
                                 COMPASS TRUST V


         THIS CERTIFICATE OF TRUST of Compass Trust V (the "Trust"), dated May 20, 2002, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del.
C. sec. 3801 et seq.).

         1. NAME. The name of the business trust being formed hereby is Compass Trust V.

         2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Chase Manhattan Bank USA, National Association, c/o JPMorgan Chase, 500 Stanton Christiana Road, 3rd Floor/OPS4, Newark, DE 19713.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, As Delaware Trustee

                                By:
                                      /s/  John J. Cashin
                                      --------------------------------------
                                     Name:    John J. Cashin
                                     Title:   Vice President